Exhibit 99.1

AITX's RAD and Immix Introduce 'SARA Alive Operating Inside Immix'
Following SIA NPS Category Award Recognition

SARA Interacts Directly with the Immix User Interface to Execute Monitoring Workflows
in Real Time, Bringing AI Into the Core of Security Operations

Las Vegas, NV - March 26, 2026 - Artificial Intelligence Technology Solutions, Inc. (OTCID: AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD), and Immix®, a leading provider of workflow software for commercial monitoring centers, today announced during ISC West 2026 the introduction of SARA Alive Operating Inside Immix, a solution that enables SARA™ (Speaking Autonomous Responsive Agent) to execute monitoring workflows directly within the Immix platform in real time.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
immix
SARA

RAD and Immix team members prior to presenting ‘SARA Alive Operating Inside Immix’, later recognized as a SIA NPS Award winner at ISC West 2026.

The announcement follows SARA Alive Operating Inside Immix being named a winner on Wednesday in the Commercial Monitoring Solutions category at the Security Industry Association's (SIA) New Product Showcase (NPS) Awards at ISC West 2026, recognizing innovation in monitoring operations and real-time response capabilities.

Traditional monitoring center operations rely heavily on sequential human review, where events are processed one at a time within a queue, often leading to delays and variability in response. SARA Alive Operating Inside Immix introduces a complementary model, operating within the platform to process events in parallel, verify activity, engage when appropriate, and execute escalation protocols in real time. By reducing reliance on linear processing and enabling parallel execution of routine events, monitoring centers can improve response times, increase consistency, and expand capacity without proportional increases in staffing.

AITX & RAD CEO/CTO Steve Reinharz and Tony Taylor, RAD COO accepting the SIA NPS Award for SARA Alive

"Our industry has spent years talking about automation inside the monitoring center," added Steve Reinharz, CEO/CTO and founder of AITX and RAD. "SARA Alive Operating Inside Immix demonstrates that this is no longer theoretical. It handles real monitoring workflows with speed and consistency, executing tasks directly within the platform. This is a meaningful step toward a more scalable and efficient operating model for monitoring centers."

"It's meaningful to see this recognized by the industry, especially given how thoughtfully monitoring centers approach change," said Chris Brown, CEO of Immix. "Our customers are navigating real operational challenges every day, and they need solutions that give them flexibility in how they adapt. This is about enabling them to evolve at their own pace - introducing automation where it makes sense, while maintaining the level of human involvement they expect."

SARA Alive Operating Inside Immix enables a full range of monitoring functions, including alarm review, verification, engagement, and escalation, all executed within the Immix environment. By handling events more efficiently as they occur, SARA improves response times and consistency while reducing bottlenecks in traditional processing. The solution is designed for seamless adoption, requiring no new infrastructure and no disruption to existing monitoring operations, while supporting secure, cloud-based deployment and integration with RAD's AI-driven device ecosystem.

"What makes this unique is how SARA operates within the platform itself," commented Mark Kenna, CTO of Immix. "By leveraging an API-less integration model, SARA can be deployed into existing environments much like onboarding a new operator, without requiring infrastructure changes. This makes it a practical and controlled way for customers to adopt automation without disruption."

RAD and Immix invite security professionals, monitoring center operators, and channel partners to experience SARA Alive Operating Inside Immix through live demonstrations. Attendees can see how SARA executes monitoring workflows within the platform, engages with events in real time, and supports scalable, consistent operations across a wide range of environments. Demonstrations are available by request and may be scheduled in advance or coordinated onsite where appropriate.

About Immix

For over two decades, Immix has been at the core of professional monitoring operations worldwide. Its workflow software platform powers central stations, enterprise security operations centers, and critical infrastructure environments where reliability and speed of response are essential.

Founded in 2003, Immix unifies diverse security systems into a single, intuitive interface, with an integration ecosystem spanning hundreds of manufacturers and thousands of products. Today, the platform is deployed across central stations, alarm receiving centers, and enterprise SOCs in more than 50 countries and supports thousands of users managing millions of events every day. Immix meets rigorous industry standards, including UL certification in the United States and BS8418 compliance in Europe. For more information, visit www.immixprotect.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com